Exhibit 16  Letter on Change in Certifying Accountant



                             Kurt D. Saliger, C.P.A.
                                Las Vegas, Nevada

                                 March 17, 2003

Securities and Exchange Commission
Washington, D.C. 20549


Re: Piedmont, Inc.
File No.: 000-31431




Dear Sir or Madam:


     I have read Item 8 of the Form 10K-SB of Piedmont, Inc. dated March 17, 2003 and agree with the statements relating only to Kurt D. Saliger, C.P.A., contained therein.




/s/Kurt D. Saliger, C.P.A.
-------------------------
Kurt D. Saliger, C.P.A.